Q3 2017 Earnings Release and Supplemental Information - page 1

Earnings Press Release

Invitation Homes Reports Third Quarter 2017 Results
Dallas, TX, November 8, 2017 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), a leading owner and operator of single-family homes for lease in the United States, today announced its third quarter 2017 financial and operating results.

Third Quarter 2017 Highlights

•
Year-over-year, total revenues increased 4.5% to $244 million, total property operating and maintenance expenses decreased 1.0% to $93 million, net loss increased to $23 million, and total NOI increased 8.3% to $150 million.

•	Same Store NOI grew 8.1% year-over-year on 4.7% Same Store revenue growth and a 0.3% decrease in Same Store operating expenses.

•	Same Store Core NOI margin increased to 62.7% in the third quarter of 2017 from 60.4% in the third quarter of 2016.

•	Same Store blended net effective rental rate growth was 4.3% on leases signed in the third quarter of 2017.

•	Same Store average occupancy was 95.4%, down 10 basis points from the prior year.

•	Same Store period-end occupancy was 95.8% at September 30, 2017.

•	Same Store other property income grew 17.8% year-over-year.

•	Same Store total cost to maintain declined 1.9% year-over-year.

•
As previously announced, Invitation Homes reached a definitive agreement to combine with Starwood Waypoint Homes in a 100% stock-for-stock merger of equals transaction. The transaction is expected to close in the fourth quarter of 2017.

Chief Executive Officer John Bartling comments: "Same Store NOI growth continued to accelerate in the third quarter of 2017, keeping us on track to achieve our targeted full year 2017 Same Store NOI growth of 6.8%-7.2%. Fundamentals in our markets remain supportive, and the value of our product and services continues to be well-received, allowing us to achieve another quarter of 5% renewal rate growth, with lower turnover rates than last year. We also continue to become more efficient on the cost side of the business, driving controllable expenses approximately 3% lower year-over-year in the third quarter."

"We are excited to finish strong on what has been a very active 2017. This has been a year of many milestones, from our IPO, to the industry's first Fannie Mae financing, to a strong year of operational performance, all of which we expect to cap off with the closing of our transformational merger with Starwood Waypoint Homes in the fourth quarter. Teams at both Invitation Homes and Starwood Waypoint Homes are energized and building strong momentum behind an advanced integration plan. We continue to believe this merger will create the premier single-family rental portfolio in the United States, and an unparalleled ability to deliver enhanced service to our residents more efficiently than ever before, as well as enhanced liquidity to our shareholders."

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Financial Results

Net Income (Loss), FFO, Core FFO, and AFFO Per Share — Diluted

	Q3 2017	YTD 2017
Net income (loss) (1)	$(0.07)	$(0.14)
FFO (2)	0.13	0.37
Core FFO (2)	0.24	0.74
AFFO (2)	0.20	0.63

(1)
No shares of common stock were outstanding prior to the close of the Company's initial public offering. As such, net loss per share for YTD 2017 has been calculated based on operating results for the period from February 1, 2017 through September 30, 2017, and the weighted average number of shares outstanding during that same period, in accordance with GAAP.

(2)
FFO, Core FFO, and AFFO per share for YTD 2017 have been calculated based on operating results for the full period from January 1, 2017 through September 30, 2017, and as if weighted average shares outstanding from February 1, 2017 through September 30, 2017 were outstanding for the full period from January 1, 2017 through September 30, 2017.

Net Loss
Net loss for the three months ended September 30, 2017 was $22.5 million, an increase of $0.6 million from the prior year. The increase in net loss was primarily due to higher general and administrative, property management, and impairment and other expenses, partially offset by higher revenues and lower interest expense. The increase in general and administrative and property management expenses included a $7.8 million increase in non-recurring expenses related to share-based compensation, IPO costs, merger costs, and severance. The increase in impairment and other expense was due primarily to a $16.0 million accrual for Hurricane Irma damage. Exclusive of the non-recurring G&A and property management items and the Hurricane Irma damage accrual, net income (loss) improved by $23.2 million from the prior year.

Net loss for the nine months ended September 30, 2017 was $59.4 million, an increase of $7.8 million from the prior year. The increase in net loss was primarily due to higher general and administrative, property management, and impairment and other expenses, partially offset by higher revenues, lower interest expense, and higher net gain on sale of property. The increase in general and administrative and property management expenses included a $58.7 million increase in non-recurring expenses related to share-based compensation, IPO costs, merger costs, and severance. The increase in impairment and other expense was due primarily to a $16.0 million accrual for Hurricane Irma damage. Exclusive of the non-recurring G&A and property management items and the Hurricane Irma damage accrual, net income (loss) improved by $66.9 million from the prior year. For details, see the Condensed Consolidated Statements of Operations in this press release.

Core FFO
Year-over-year, Core FFO for the three months ended September 30, 2017 increased 20.3% to $75.4 million, primarily due to an increase in NOI, driven by higher revenues. Revenue growth was driven by an increase in average rental rate per home and higher occupancy that more than offset a slight decline in home count. Lower interest expense, net of non-cash interest, also contributed to the increase in Core FFO.

Core FFO for the nine months ended September 30, 2017 increased 19.9% to $230.8 million, primarily due to an increase in NOI, driven by higher revenues. Revenue growth was driven by an increase in average rental rate per home and higher occupancy that more than offset a slight decline in home count. Lower interest expense, net of non-cash interest, also contributed to the increase in Core FFO. For a reconciliation of net loss to Core FFO, see Schedule 1 of the Supplemental Financial Information.

AFFO
Year-over-year, AFFO for the three months ended September 30, 2017 increased 28.3% to $62.0 million, primarily driven by the increase in Core FFO described above, as well as a 6.5% decline in recurring capital expenditures.

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AFFO for the nine months ended September 30, 2017 increased 26.6% to $196.5 million, primarily driven by the increase in Core FFO described above, as well as an 8.1% decline in recurring capital expenditures. For a reconciliation of net loss to AFFO per share, see Schedule 1 of the Supplemental Financial Information.

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store portfolio:	42,795

	Q3 2017	Q3 2016	YTD 2017	YTD 2016
Revenue growth (year-over-year) (1)	4.7%	5.0%	4.7%	5.1%
Operating Expense growth (year-over-year) (1)	(0.3)%	1.3%	1.5%	1.4%
NOI growth (year-over-year) (1)	8.1%	7.7%	6.7%	7.5%
Core NOI margin	62.7%	60.4%	63.3%	61.8%

Average occupancy (2)	95.4%	95.5%	95.8%	96.1%
Turnover rate (annualized)	38.1%	39.6%	36.2%	36.5%

Net effective rental rate growth (lease-over-lease):
New leases	3.4%	6.5%	4.0%	6.2%
Renewals	5.0%	5.9%	5.1%	5.5%
Blended	4.3%	6.1%	4.7%	5.8%

(1)	Same Store revenue, operating expense, and NOI growth for Q3 2016 and YTD 2016 are for the prior year's same store pool of 36,469 homes.

(2)	For the total portfolio, occupancy increased to 94.4% in Q3 2017 from 94.3% in Q3 2016, and increased to 94.8% in YTD 2017 from 94.6% in YTD 2016.

Same Store NOI
For the Same Store portfolio of 42,795 homes, third quarter 2017 Same Store NOI increased 8.1% year-over-year on Same Store revenue growth of 4.7% and a 0.3% decrease in Same Store expenses. As a result, Core NOI margin increased to 62.7% in the third quarter of 2017 from 60.4% in the third quarter of 2016.

YTD 2017 Same Store NOI increased 6.7% year-over-year on Same Store revenue growth of 4.7% and Same Store expense growth of 1.5%. As a result, Core NOI margin increased to 63.3% in YTD 2017 from 61.8% in YTD 2016.

Same Store Revenues
Third quarter 2017 Same Store revenue growth of 4.7% was driven by a 4.2% increase in average monthly rent and a 17.8% increase in other property income, partially offset by a 0.1% decline in average occupancy to 95.4%.

YTD 2017 Same Store revenue growth of 4.7% was driven by a 4.3% increase in average monthly rent and a 20.7% increase in other property income, partially offset by a 0.3% decline in average occupancy to 95.8%.

Same Store Expenses
Third quarter 2017 Same Store expenses decreased 0.3% year-over-year, driven by 15.4% lower personnel expense, 9.1% lower turnover expense, 7.4% lower insurance expense, and 7.4% lower leasing & marketing expense.

YTD 2017 Same Store expenses increased 1.5% year-over-year, driven primarily by 6.9% higher property taxes, including a 20.1% increase in California property taxes resulting primarily from accruals for estimated Prop 13-related reassessments

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triggered by the Company's IPO. Controllable expenses were 2.2% lower year-over-year, driven by a 16.6% decline in personnel expense and a 12.1% decline in leasing & marketing expense. Insurance expense was also lower by 14.6% year-over-year.

Investment Management Activity
In the third quarter of 2017, the Company acquired 270 homes for $77.3 million, including estimated renovation cost, and sold 128 homes for gross proceeds of $25.4 million, resulting in total portfolio home count at September 30, 2017 of 47,867 homes. Dispositions in the third quarter of 2017 resulted in a gain on sale, net of tax, of approximately $3.8 million.

Year-to-date, the Company acquired 620 homes for $172.6 million, including estimated renovation cost, and sold 1,051 homes for gross proceeds of $161.8 million. Dispositions year-to-date resulted in a gain on sale, net of tax, of approximately $28.2 million.

Update on Hurricane Irma Impact
In the third quarter of 2017, the Company's Florida and Atlanta markets experienced primarily minor wind damage as a result of Hurricane Irma. Fortunately, no injuries to residents or associates were reported, and the Company responded quickly to provide assistance to residents and impacted communities.

Damage was primarily limited to roofing, fencing, and landscaping issues. In line with its initial assessment, the Company accrued $16 million of casualty loss expense in the third quarter of 2017, a portion of which may be recoverable through insurance policies that provide coverage for wind, flood, and business interruption, subject to deductibles and limits.

Proposed Merger with Starwood Waypoint Homes
On August 10, 2017, Invitation Homes and Starwood Waypoint Homes announced the signing of a definitive agreement to combine in a 100% stock-for-stock merger-of-equals transaction. The combined company, which will operate under the name “Invitation Homes,” will bring together the best practices, technology, and personnel from both firms to create the premier single-family rental company in the United States. The combination of these two industry innovators will produce a company with an unparalleled ability to deliver enhanced service offerings to residents more efficiently, continue investing in local communities, and generate substantial value for stockholders.

Under the terms of the agreement, each Starwood Waypoint Homes share will be converted into 1.614 Invitation Homes shares, based on a fixed exchange ratio. The all-stock merger is intended to be a tax-free transaction. Upon the closing of the transaction, Invitation Homes stockholders will own approximately 59% of the combined company’s stock, while Starwood Waypoint Homes stockholders will own approximately 41% of the combined company’s stock. The combined company’s shares are expected to continue trading on the New York Stock Exchange under the ticker symbol for Invitation Homes (NYSE: INVH).

The combined company is expected to generate projected annual run-rate cost synergies of $45-50 million, with potential additional upside from the implementation of best practices to optimize operating efficiency. The transaction is expected to be accretive to core FFO and AFFO on a run-rate basis. The combined company is also expected to benefit from a flexible balance sheet with lower long-term cost of capital and a continued path towards deleveraging. The transaction will also significantly increase the free float of Invitation Homes’ shares and reduce Blackstone’s ownership stake in the combined company to approximately 41% from approximately 70% in the current, stand-alone Invitation Homes. The quarterly dividend is expected to be $0.11 per share post-close.

The transaction has been unanimously approved by the boards of both Starwood Waypoint Homes and Invitation Homes. Following the execution of the definitive merger agreement, Blackstone, the majority stockholder of Invitation Homes, delivered a written consent approving the issuance of Invitation Homes common stock in the merger and the other transactions contemplated by the merger agreement. Starwood Waypoint Homes has scheduled a special meeting of its shareholders on Tuesday, November 14, 2017 starting at 8:00 a.m., Central Time to vote on a proposal to approve the proposed merger. The

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transaction is expected to close by year-end 2017, subject to approval by Starwood Waypoint Homes stockholders and other customary closing conditions.

Balance Sheet and Capital Markets Activity
At September 30, 2017, the Company had $1,134 million in availability through a combination of unrestricted cash and undrawn capacity on its credit facility. The Company's total indebtedness at September 30, 2017 was $5,677 million, consisting of $4,177 million of secured debt and $1,500 million of unsecured debt.

Subsequent to quarter end, the Company priced a seven-year (inclusive of extension options), floating rate securitization loan with total principal amount of $865 million, of which the Company will retain $43 million to comply with risk retention requirements. The transaction is expected to close in November 2017. Total cost of funds for the loan is expected to be Libor + 144 basis points. Net proceeds are expected to be used to repay IH 2014-2 and IH 2014-3, to fund certain reserves, and for general corporate purposes. The securitization transaction and associated repayments are expected to result in net annual interest expense savings of $4.8 million.

After giving effect to the pending securitization and associated repayment activity, weighted average years to maturity at September 30, 2017 would have been 5.1 years, with no debt scheduled to mature before March 2020. 82% of debt would have been fixed rate or swapped to fixed rate, and the weighted average interest rate on total debt during the quarter would have been 3.65%.

Full Year 2017 Guidance

2017 Guidance (1)

	FY 2017	Previous
	Guidance	Guidance
Core FFO per share – diluted (2)	$0.98 - $1.02	$0.96 - $1.04
AFFO per share – diluted (2)	$0.82 - $0.86	$0.80 - $0.88

Same Store revenue growth	4.7% - 4.9%	4.75% - 5.25%
Same Store operating expense growth	1.4% - 1.6%	1.50% - 2.00%
Same Store NOI growth	6.8% - 7.2%	6.50% - 7.50%
Same Store Core NOI margin	63.5% - 64.0%	63.0% - 64.0%

(1)	Guidance does not take into consideration the closing of the proposed merger with Starwood Waypoint Homes.

(2)
Core FFO and AFFO guidance is for operating results for the full year from January 1, 2017 through December 31, 2017, and assumes that estimated weighted average shares outstanding from February 1, 2017 through December 31, 2017 were outstanding for the full year 2017.

The Company has updated its FY 2017 Same Store revenue growth guidance to 4.7% - 4.9% from 4.75 - 5.25% previously. The majority of the decrease at the midpoint is attributable to Hurricane Irma's temporary interruption of leasing activity in Florida during the third quarter of 2017.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store revenue growth, Same Store operating expense growth, Same Store NOI growth, and Same Store Core NOI margin to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 6

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on Thursday, November 9, 2017 to discuss results for the three months ended September 30, 2017. The domestic dial-in number is 1-888-317-6003, and the international dial-in number is 1-412-317-6061. The passcode is 4736703. An audio webcast may be accessed at www.invh.com. A replay of the call will be available through December 9, 2017, and can be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using the replay passcode 10113181, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

Glossary & Reconciliations of Non-GAAP Financial Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined in the Glossary in the Supplemental Information and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes
Invitation Homes is a leading owner and operator of single-family homes for lease, offering residents high-quality homes in desirable neighborhoods across America. With nearly 50,000 homes for lease in 13 markets across the country, Invitation Homes is meeting changing lifestyle demands by providing residents access to updated homes with features they value, such as close proximity to jobs and access to good schools.  The company's mission, "Together with you, we make a house a home," reflects its commitment to high-touch service that continuously enhances residents' living experiences and provides homes where individuals and families can thrive.

Investor Relations Contact
Greg Van Winkle

Phone: 844.456.INVH (4684)

Email: IR@InvitationHomes.com

Media Relations Contact
Claire Parker

Phone: 202.257.2329

Email: Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which include, but are not limited to, statements related to the Company’s expectations regarding the anticipated benefits of the proposed merger with Starwood Waypoint Homes, the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks associated with our ability to consummate the merger and the timing of the closing of the merger, risks associated with achieving expected revenue synergies or cost savings, risks inherent to the single-family rental industry sector and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring the Company’s properties, competition in the leasing market for quality residents, increasing property taxes, homeowners' association fees and insurance costs, the Company’s dependence on third parties for key services, risks related to evaluation of properties, poor resident

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selection and defaults and non-renewals by the Company’s residents, performance of the Company’s information technology systems, and risks related to the Company’s indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under (i) the section entitled "Part I-Item 1A. Risk Factors," of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission (the "SEC") and (ii) the caption entitled "Risk Factors" in the Company's definitive joint proxy statement/information statement and prospectus filed with the SEC under Rule 424(b)(3), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Additional Information about the Proposed Transaction and Where to Find It
This communication relates to the Merger.

In connection with the Merger, INVH has filed with the SEC a registration statement on Form S-4 (File No. 333- 220543) that includes a joint proxy statement of SFR and information statement of INVH that also constitutes a prospectus, which joint proxy statement/information statement and prospectus was first mailed or otherwise disseminated to INVH stockholders and SFR shareholders on October 16, 2017. INVH and SFR have each filed a joint proxy statement/information statement and prospectus and also plan to file other relevant documents with the SEC regarding the Merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/INFORMATION STATEMENT AND PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/information statement and prospectus and other relevant documents (if and when they become available) filed by INVH and SFR with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by INVH with the SEC will be available free of charge on INVH’s website at www.invitiationhomes.com or by emailing INVH Investor Relations at ir@invitationhomes.com or at 844-456-4684. Copies of the documents filed by SFR with the SEC will be available free of charge on SFR’s website at www.starwoodwaypoint.com or by contacting SFR Investor Relations at ir@colonystarwood.com or at 480-800-3490.

Certain Information Regarding Participants in the Solicitation
INVH and SFR and certain of their respective trustees, directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger. You can find information about INVH’s executive officers and directors in INVH’s Annual Report on Form 10-K for the year ended December 31, 2016, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 and its Current Reports of Form 8-K filed with the SEC on February 6, 2017, March 20, 2017, June 29, 2017, August 14, 2017, September 19, 2017 and November 6, 2017. You can find information about SFR’s executive officers and trustees in SFR’s Annual Report on Form 10-K for the year ended December 31, 2016, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017, and its Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2017 in connection with its 2017 annual meeting of shareholders. Additional information regarding the interests of such potential participants is included in the joint proxy statement/information statement and prospectus and other relevant documents filed or to be filed with the SEC. You may obtain free copies of these documents from INVH or SFR using the sources indicated above.

No Offer or Solicitation
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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Condensed Consolidated Balance Sheets
($ in thousands, except per share amounts)

	September 30,	December 31,
	2017	2016
	(unaudited)
Assets:
Investments in single-family residential properties:
Land	$2,733,834	$2,703,388
Building and improvements	7,169,872	7,091,457
	9,903,706	9,794,845
Less: accumulated depreciation	(982,463)	(792,330)
Investments in single-family residential properties, net	8,921,243	9,002,515
Cash and cash equivalents	134,441	198,119
Restricted cash	153,781	222,092
Other assets, net	315,059	309,625
Total assets	$9,524,524	$9,732,351

Liabilities:
Mortgage loans, net	$4,157,024	$5,254,738
Term loan facility, net	1,487,251	—
Credit facilities, net	—	2,315,541
Accounts payable and accrued expenses	160,674	88,052
Resident security deposits	88,976	86,513
Other liabilities	28,586	30,084
Total liabilities	5,922,511	7,774,928

Equity:
Shareholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding at September 30, 2017	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 311,354,290 outstanding at September 30, 2017	3,114	—
Additional paid-in-capital	3,677,182	—
Accumulated deficit	(86,450)	—
Accumulated other comprehensive income	8,167	—
Total shareholders' equity	3,602,013	—
Combined equity	—	1,957,423
Total equity	3,602,013	1,957,423
Total liabilities and equity	$9,524,524	$9,732,351

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Condensed Consolidated Statements of Operations
($ in thousands, except per share amounts) (unaudited)

	Q3 2017	Q3 2016	YTD 2017	YTD 2016
Revenues:
Rental revenues	$229,375	$221,049	$683,975	$654,726
Other property income	14,161	11,989	40,527	33,310
Total revenues	243,536	233,038	724,502	688,036

Operating expenses:
Property operating and maintenance	93,267	94,246	274,275	270,494
Property management expense	10,852	7,715	31,436	22,638
General and administrative	27,462	18,811	104,154	49,579
Depreciation and amortization	67,466	66,480	202,558	198,261
Impairment and other	14,572	1,279	16,482	1,642
Total operating expenses	213,619	188,531	628,905	542,614
Operating income	29,917	44,507	95,597	145,422

Other income (expenses):
Interest expense	(56,796)	(68,365)	(182,726)	(209,165)
Other, net	613	(1,057)	(482)	(1,025)
Total other income (expenses)	(56,183)	(69,422)	(183,208)	(210,190)

Loss from continuing operations	(26,266)	(24,915)	(87,611)	(64,768)
Gain on sale of property, net of tax	3,756	2,966	28,239	13,178

Net income (loss)	$(22,510)	$(21,949)	$(59,372)	$(51,590)

			February 1, 2017
			through
	Q3 2017		September 30, 2017

Net loss available to common shareholders — basic and diluted	$(22,745)		$(42,837)

Weighted average common shares outstanding — basic and diluted	311,559,780		311,674,226

Net loss per common share — basic and diluted	$(0.07)		$(0.14)

Dividends declared per common share	$0.08		$0.14

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Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except per share amounts) (unaudited)

FFO Reconciliation	Q3 2017	Q3 2016	YTD 2017	YTD 2016
Net income (loss) available to common shareholders	$(22,745)	$(21,949)	$(59,716)	$(51,590)
Net income (loss) available to participating securities	235	—	344	—
Depreciation and amortization on real estate assets	66,671	65,446	200,023	194,630
Impairment on depreciated real estate investments	424	1,076	1,556	1,595
Net gain on sale of previously depreciated investments in real estate	(3,756)	(2,966)	(28,239)	(13,178)
FFO	$40,829	$41,607	$113,968	$131,457

Core FFO Reconciliation	Q3 2017	Q3 2016	YTD 2017	YTD 2016
FFO	$40,829	$41,607	$113,968	$131,457
Noncash interest expense	3,473	11,665	23,744	41,481
Share-based compensation expense	12,004	4,711	64,464	13,023
IPO related expenses	—	4,081	8,287	4,081
Merger and transaction-related costs	4,944	—	4,944	—
Severance expense	(20)	377	417	2,285
Casualty losses, net	14,148	203	14,926	47
Acquisition costs	—	—	—	42
Core FFO	$75,378	$62,644	$230,750	$192,416

AFFO Reconciliation	Q3 2017	Q3 2016	YTD 2017	YTD 2016
Core FFO	$75,378	$62,644	$230,750	$192,416
Recurring capital expenditures	(13,391)	(14,324)	(34,225)	(37,231)
AFFO	$61,987	$48,320	$196,525	$155,185

Weighted average common shares outstanding — diluted (1)	311,559,780		311,674,226

FFO per share — diluted (1)	$0.13		$0.37
Core FFO per share — diluted (1)	$0.24		$0.74
AFFO per share — diluted (1)	$0.20		$0.63

(1)
No shares of common stock were outstanding prior to the close of the Company's initial public offering. For YTD 2017, FFO, Core FFO, and AFFO per share have been calculated based on operating results for the full period from January 1, 2017 through September 30, 2017, and as if weighted average shares outstanding from February 1, 2017 through September 30, 2017 were outstanding for the full period from January 1, 2017 through September 30, 2017.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 11

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Total Shares of Common Stock and Equivalents - Diluted	Q3 2017	YTD 2017
Weighted average amounts for net income (loss) (1)	311,559,780	311,674,226
Weighted average amounts for FFO, Core FFO, and AFFO (1)	311,559,780	311,674,226
Period end amounts for FFO, Core FFO, and AFFO	312,495,861	312,495,861

(1)
No shares of common stock were outstanding prior to the close of the Company's initial public offering. As such, YTD 2017 weighted average shares outstanding are for the period February 1, 2017 through September 30, 2017.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 12

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — September 30, 2017 (1)
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years
Debt Structure	Balance		% of Total	Rate	to Maturity
Secured:
Fixed	$999,798		17.6%	4.2%	9.7
Floating — swapped to fixed	2,020,000		35.6%	3.7%	2.7
Floating	1,157,629		20.4%	3.3%	2.1
Total secured	4,177,427		73.6%	3.7%	4.2

Unsecured:
Floating — swapped to fixed	1,500,000		26.4%	3.8%	4.4
Total unsecured	1,500,000		26.4%	3.8%	4.4

Total Debt:
Fixed + floating swapped to fixed	4,519,798		79.6%	3.8%	4.8
Floating	1,157,629		20.4%	3.3%	2.1
Total debt	5,677,427		100.0%	3.7%	4.3
Unamortized discount on note payable	(3,433)
Deferred financing costs	(29,719)
Total Debt per Balance Sheet	5,644,275
Retained and repurchased certificates	(234,052)
Cash, ex-security deposits (2)	(198,813)
Deferred financing costs	29,719
Unamortized discount on note payable	3,433
Net debt	$5,244,562

Leverage Ratios	Q3 2017
Fixed charge coverage ratio	2.4	x
Net debt / annualized Adjusted EBITDA	10.2	x

(1)
Numbers in this table do not take into account the impact of the IH 2017-2 securitization loan and repayments of the IH 2014-2 and IH 2014-3 securitization loans expected to occur in November 2017. On a basis that gives effect to these transactions, weighted average years to maturity would have been 5.1 years.

(2)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — September 30, 2017 (1)
($ in thousands) (unaudited)
			Revolving			Wtd Avg
	Secured	Unsecured	Credit		% of	Interest
Debt Maturities, with Extensions (2)	Debt	Debt	Facility	Balance	Total	Rate (3)
2017	$—	$—	$—	$—	—%	—%
2018	—	—	—	—	—%	—%
2019	850,564	—	—	850,564	15.0%	3.2%
2020	2,327,065	—	—	2,327,065	41.0%	3.7%
2021	—	—	—	—	—%	—%
2022	—	1,500,000	—	1,500,000	26.4%	3.8%
2023	—	—	—	—	—%	—%
2024	—	—	—	—	—%	—%
2025	—	—	—	—	—%	—%
2026	—	—	—	—	—%	—%
2027	999,798	—	—	999,798	17.6%	4.2%
	4,177,427	1,500,000	—	5,677,427	100.0%	3.7%
Unamortized discount on note payable	(3,433)	—	—	(3,433)
Deferred financing costs	(16,970)	(12,749)	—	(29,719)
Total per Balance Sheet	$4,157,024	$1,487,251	$—	$5,644,275

(1)	Debt maturities in this table do not take into account the impact of the pending securitization loan and associated repayments expected in November 2017.

(2)	Assumes all extension options are exercised.

(3)	Includes impact of interest rate swaps.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 14

Supplemental Schedule 3(a)

Summary of Property Operations by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q3 2017
Same Store portfolio	42,795
Non-Same Store portfolio	5,072
Total	47,867

Revenues	Q3 2017	Q3 2016	Change YoY	YTD 2017	YTD 2016	Change YoY
Same Store portfolio	$220,409	$210,499	4.7%	$654,969	$625,634	4.7%
Non-Same Store portfolio	23,127	22,539	2.6%	69,533	62,402	11.4%
Total	$243,536	$233,038	4.5%	$724,502	$688,036	5.3%

Operating expenses	Q3 2017	Q3 2016	Change YoY	YTD 2017	YTD 2016	Change YoY
Same Store portfolio	$84,640	$84,890	(0.3)%	$247,304	$243,744	1.5%
Non-Same Store portfolio	8,627	9,356	(7.8)%	26,971	26,750	0.8%
Total	$93,267	$94,246	(1.0)%	$274,275	$270,494	1.4%

Net Operating Income	Q3 2017	Q3 2016	Change YoY	YTD 2017	YTD 2016	Change YoY
Same Store portfolio	$135,769	$125,609	8.1%	$407,665	$381,890	6.7%
Non-Same Store portfolio	14,500	13,183	10.0%	42,562	35,652	19.4%
Total	$150,269	$138,792	8.3%	$450,227	$417,542	7.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 15

Supplemental Schedule 3(b)

Same Store Portfolio Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q3 2017	Q3 2016	YoY	Q2 2017	Seq	YTD 2017	YTD 2016	YoY
Revenues:
Rental revenues	$207,635	$199,655	4.0%	$206,804	0.4%	$618,551	$595,469	3.9%
Other property income	12,774	10,844	17.8%	12,383	3.2%	36,418	30,165	20.7%
Total revenues	220,409	210,499	4.7%	219,187	0.6%	654,969	625,634	4.7%
Less: Resident recoveries (1)	(3,950)	(2,535)	55.8%	(3,865)	2.2%	(11,272)	(7,403)	52.3%
Core revenues	216,459	207,964	4.1%	215,322	0.5%	643,697	618,231	4.1%

Fixed Expenses:
Property taxes	36,999	36,096	2.5%	37,723	(1.9)%	111,148	103,984	6.9%
Insurance expenses	4,102	4,429	(7.4)%	4,177	(1.8)%	12,481	14,616	(14.6)%
HOA expenses	5,369	5,059	6.1%	5,603	(4.2)%	16,143	15,143	6.6%

Controllable Expenses:
Repairs and maintenance	11,582	10,837	6.9%	10,340	12.0%	30,650	28,512	7.5%
Personnel	9,618	11,373	(15.4)%	9,315	3.3%	28,547	34,242	(16.6)%
Turnover	6,814	7,497	(9.1)%	7,112	(4.2)%	19,518	19,159	1.9%
Utilities	4,847	4,283	13.2%	4,311	12.4%	13,411	11,635	15.3%
Leasing and marketing (2)	3,548	3,831	(7.4)%	3,601	(1.5)%	10,581	12,037	(12.1)%
Property administrative	1,761	1,485	18.6%	1,553	13.4%	4,825	4,416	9.3%
Property operating and maintenance expenses	84,640	84,890	(0.3)%	83,735	1.1%	247,304	243,744	1.5%
Less: Resident recoveries (1)	(3,950)	(2,535)	55.8%	(3,865)	2.2%	(11,272)	(7,403)	52.3%
Core operating expenses	80,690	82,355	(2.0)%	79,870	1.0%	236,032	236,341	(0.1)%

Net Operating Income	$135,769	$125,609	8.1%	$135,452	0.2%	$407,665	$381,890	6.7%

Same Store Metrics:
Core NOI margin	62.7%	60.4%		62.9%		63.3%	61.8%
Average occupancy	95.4%	95.5%		95.9%		95.8%	96.1%
Turnover rate (annualized)	38.1%	39.6%		38.8%		36.2%	36.5%

(1)
Q3 2017 and YTD 2017 resident recoveries include both utility cost recoveries and move-out cost recoveries. Q3 2016 and YTD 2016 resident recoveries include only utility cost recoveries, as move out cost recoveries were not tracked until the beginning of 2017. Same store utility cost recoveries were $2,509 in Q3 2017 and $7,413 in YTD 2017, versus $2,535 in Q3 2016 and $7,403 in YTD 2016.

(2)
Same Store leasing and marketing expense includes amortization of leasing commissions of $2,712, $2,842, $2,724, $8,130, and $9,355 for Q3 2017, Q3 2016, Q2 2017, YTD 2017, and YTD 2016, respectively. For the total portfolio, amortization of leasing commissions were $3,023, $3,294, $3,087, $9,249, and $10,505 for Q3 2017, Q3 2016, Q2 2017, YTD 2017, and YTD 2016, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 16

Supplemental Schedule 4

Portfolio Characteristics — As of and for the Quarter Ended September 30, 2017 (1)
(unaudited)
				Average
	Number of	Average	Average	Monthly	Percent of
	Homes	Occupancy	Monthly Rent	Rent PSF	Revenue
Western United States:
Southern California	4,631	95.5%	$2,288	$1.34	12.8%
Northern California	2,857	95.4%	1,801	1.14	6.7%
Seattle	3,246	94.0%	1,975	1.04	8.3%
Phoenix	5,443	94.4%	1,188	0.75	8.2%
Las Vegas	961	95.7%	1,475	0.76	1.8%
Western US Subtotal	17,138	94.9%	1,754	1.04	37.8%

Florida:
South Florida	5,577	92.9%	2,198	1.14	14.5%
Tampa	4,915	94.3%	1,602	0.82	9.6%
Orlando	3,736	95.2%	1,539	0.81	7.1%
Jacksonville	1,953	94.8%	1,577	0.79	3.8%
Florida Subtotal	16,181	94.1%	1,787	0.92	35.0%

Southeast United States:
Atlanta	7,337	94.7%	1,402	0.68	12.5%
Charlotte	3,132	94.2%	1,395	0.70	5.2%
Southeast US Subtotal	10,469	94.6%	1,400	0.68	17.7%

Midwest United States:
Chicago	2,898	93.0%	2,029	1.21	6.9%
Minneapolis	1,181	94.5%	1,786	0.90	2.6%
Midwest US Subtotal	4,079	93.4%	1,958	1.11	9.5%

Total / Average	47,867	94.4%	$1,705	$0.92	100.0%
Same Store Total / Average	42,795	95.4%	$1,706	$0.92	90.5%

(1)	All data is for the total portfolio, unless otherwise noted.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 17

Supplemental Schedule 5(a)

Same Store Revenue Growth Summary, YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Avg. Occupancy			Total Revenue
YoY, Q3 2017	# Homes	Q3 2017	Q3 2016	Change	Q3 2017	Q3 2016	Change	Q3 2017	Q3 2016	Change
Western United States:
Southern California	4,112	$2,270	$2,149	5.6%	96.6%	96.2%	0.4%	$27,854	$26,101	6.7%
Northern California	2,431	1,775	1,667	6.5%	96.2%	97.1%	(0.9)%	13,968	13,061	6.9%
Seattle	2,763	1,974	1,847	6.9%	95.7%	95.8%	(0.1)%	17,544	16,465	6.6%
Phoenix	4,589	1,189	1,124	5.8%	95.3%	96.4%	(1.1)%	17,021	16,232	4.9%
Las Vegas	868	1,474	1,424	3.5%	96.9%	95.6%	1.3%	3,987	3,808	4.7%
Western US Subtotal	14,763	1,752	1,651	6.1%	96.0%	96.3%	(0.3)%	80,374	75,667	6.2%

Florida:
South Florida	5,194	2,205	2,134	3.3%	93.7%	94.7%	(1.0)%	33,220	32,307	2.8%
Tampa	4,471	1,594	1,542	3.4%	94.8%	95.7%	(0.9)%	21,349	20,622	3.5%
Orlando	3,307	1,526	1,456	4.8%	96.5%	96.2%	0.3%	15,371	14,585	5.4%
Jacksonville	1,867	1,581	1,546	2.3%	95.0%	94.9%	0.1%	8,869	8,558	3.6%
Florida Subtotal	14,839	1,788	1,729	3.4%	94.8%	95.4%	(0.6)%	78,809	76,072	3.6%

Southeast United States:
Atlanta	6,498	1,403	1,354	3.6%	95.7%	96.0%	(0.3)%	27,324	26,030	5.0%
Charlotte	2,721	1,371	1,332	2.9%	95.3%	95.2%	0.1%	11,101	10,740	3.4%
Southeast US Subtotal	9,219	1,394	1,347	3.5%	95.6%	95.8%	(0.2)%	38,425	36,770	4.5%

Midwest United States:
Chicago	2,800	2,029	1,998	1.6%	94.4%	92.6%	1.8%	16,365	15,904	2.9%
Minneapolis	1,174	1,786	1,735	2.9%	94.9%	93.4%	1.5%	6,436	6,086	5.8%
Midwest US Subtotal	3,974	1,957	1,920	1.9%	94.5%	92.8%	1.7%	22,801	21,990	3.7%

Same Store Total / Average	42,795	$1,706	$1,637	4.2%	95.4%	95.5%	(0.1)%	$220,409	$210,499	4.7%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 18

Supplemental Schedule 5(a) (Continued)

Same Store Revenue Growth Summary - Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Avg. Occupancy			Total Revenue
Seq, Q3 2017	# Homes	Q3 2017	Q2 2017	Change	Q3 2017	Q2 2017	Change	Q3 2017	Q2 2017	Change
Western United States:
Southern California	4,112	$2,270	$2,232	1.7%	96.6%	95.8%	0.8%	$27,854	$27,104	2.8%
Northern California	2,431	1,775	1,744	1.8%	96.2%	97.1%	(0.9)%	13,968	13,800	1.2%
Seattle	2,763	1,974	1,946	1.4%	95.7%	96.7%	(1.0)%	17,544	17,436	0.6%
Phoenix	4,589	1,189	1,172	1.5%	95.3%	96.5%	(1.2)%	17,021	16,994	0.2%
Las Vegas	868	1,474	1,456	1.2%	96.9%	96.1%	0.8%	3,987	3,899	2.3%
Western US Subtotal	14,763	1,752	1,722	1.7%	96.0%	96.4%	(0.4)%	80,374	79,233	1.4%

Florida:
South Florida	5,194	2,205	2,190	0.7%	93.7%	94.6%	(0.9)%	33,220	33,304	(0.3)%
Tampa	4,471	1,594	1,584	0.6%	94.8%	96.0%	(1.2)%	21,349	21,420	(0.3)%
Orlando	3,307	1,526	1,510	1.1%	96.5%	96.5%	—%	15,371	15,269	0.7%
Jacksonville	1,867	1,581	1,571	0.6%	95.0%	95.4%	(0.4)%	8,869	8,847	0.2%
Florida Subtotal	14,839	1,788	1,776	0.7%	94.8%	95.5%	(0.7)%	78,809	78,840	—%

Southeast United States:
Atlanta	6,498	1,403	1,390	0.9%	95.7%	95.9%	(0.2)%	27,324	27,071	0.9%
Charlotte	2,721	1,371	1,366	0.4%	95.3%	96.2%	(0.9)%	11,101	11,170	(0.6)%
Southeast US Subtotal	9,219	1,394	1,383	0.8%	95.6%	96.0%	(0.4)%	38,425	38,241	0.5%

Midwest United States:
Chicago	2,800	2,029	2,025	0.2%	94.4%	94.8%	(0.4)%	16,365	16,436	(0.4)%
Minneapolis	1,174	1,786	1,771	0.8%	94.9%	95.7%	(0.8)%	6,436	6,437	—%
Midwest US Subtotal	3,974	1,957	1,949	0.4%	94.5%	95.1%	(0.6)%	22,801	22,873	(0.3)%

Same Store Total / Average	42,795	$1,706	$1,688	1.1%	95.4%	95.9%	(0.5)%	$220,409	$219,187	0.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 19

Supplemental Schedule 5(a) (Continued)

Same Store Revenue Growth Summary, YoY Year-To-Date
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Avg. Occupancy			Total Revenue
YoY, YTD 2017	# Homes	YTD 2017	YTD 2016	Change	YTD 2017	YTD 2016	Change	YTD 2017	YTD 2016	Change
Western United States:
Southern California	4,112	$2,232	$2,117	5.4%	96.3%	96.5%	(0.2)%	$81,633	$77,262	5.7%
Northern California	2,431	1,742	1,632	6.7%	97.0%	97.5%	(0.5)%	41,356	38,589	7.2%
Seattle	2,763	1,941	1,817	6.8%	96.4%	96.6%	(0.2)%	51,997	48,510	7.2%
Phoenix	4,589	1,170	1,103	6.1%	96.2%	97.0%	(0.8)%	50,693	47,880	5.9%
Las Vegas	868	1,456	1,402	3.9%	96.2%	96.0%	0.2%	11,733	11,166	5.1%
Western US Subtotal	14,763	1,721	1,623	6.0%	96.4%	96.8%	(0.4)%	237,412	223,407	6.3%

Florida:
South Florida	5,194	2,188	2,115	3.5%	94.3%	95.8%	(1.5)%	99,346	96,680	2.8%
Tampa	4,471	1,580	1,525	3.6%	95.6%	96.1%	(0.5)%	63,789	61,263	4.1%
Orlando	3,307	1,506	1,438	4.7%	96.8%	96.7%	0.1%	45,579	43,150	5.6%
Jacksonville	1,867	1,568	1,537	2.0%	94.9%	95.4%	(0.5)%	26,309	25,574	2.9%
Florida Subtotal	14,839	1,772	1,713	3.4%	95.3%	96.0%	(0.7)%	235,023	226,667	3.7%

Southeast United States:
Atlanta	6,498	1,389	1,338	3.8%	95.9%	96.5%	(0.6)%	80,996	77,585	4.4%
Charlotte	2,721	1,360	1,318	3.2%	95.6%	95.8%	(0.2)%	33,204	32,055	3.6%
Southeast US Subtotal	9,219	1,381	1,332	3.7%	95.8%	96.3%	(0.5)%	114,200	109,640	4.2%

Midwest United States:
Chicago	2,800	2,023	1,989	1.7%	94.6%	93.4%	1.2%	49,130	47,694	3.0%
Minneapolis	1,174	1,767	1,712	3.2%	95.7%	94.5%	1.2%	19,204	18,226	5.4%
Midwest US Subtotal	3,974	1,947	1,906	2.2%	94.9%	93.7%	1.2%	68,334	65,920	3.7%

Same Store Total / Average	42,795	$1,686	$1,617	4.3%	95.8%	96.1%	(0.3)%	$654,969	$625,634	4.7%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 20

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary - YoY Quarter
($ in thousands) (unaudited)

	Total Revenue			Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q3 2017	Q3 2017	Q3 2016	Change	Q3 2017	Q3 2016	Change	Q3 2017	Q3 2016	Change	Q3 2017	Q3 2016
Western United States:
Southern California	$27,854	$26,101	6.7%	$9,061	$8,092	12.0%	$18,793	$18,009	4.4%	68.1%	69.1%
Northern California	13,968	13,061	6.9%	5,062	4,667	8.5%	8,906	8,394	6.1%	69.0%	69.4%
Seattle	17,544	16,465	6.6%	6,194	6,160	0.6%	11,350	10,305	10.1%	69.6%	67.4%
Phoenix	17,021	16,232	4.9%	4,877	4,980	(2.1)%	12,144	11,252	7.9%	71.8%	69.4%
Las Vegas	3,987	3,808	4.7%	1,139	1,153	(1.2)%	2,848	2,655	7.3%	73.7%	71.0%
Western US Subtotal	80,374	75,667	6.2%	26,333	25,052	5.1%	54,041	50,615	6.8%	69.7%	69.0%

Florida:
South Florida	33,220	32,307	2.8%	16,019	15,395	4.1%	17,201	16,912	1.7%	52.0%	52.4%
Tampa	21,349	20,622	3.5%	9,266	9,491	(2.4)%	12,083	11,131	8.6%	57.3%	54.0%
Orlando	15,371	14,585	5.4%	6,107	6,339	(3.7)%	9,264	8,246	12.3%	60.7%	56.6%
Jacksonville	8,869	8,558	3.6%	3,637	3,622	0.4%	5,232	4,936	6.0%	59.5%	57.7%
Florida Subtotal	78,809	76,072	3.6%	35,029	34,847	0.5%	43,780	41,225	6.2%	56.0%	54.2%

Southeast United States:
Atlanta	27,324	26,030	5.0%	9,436	9,946	(5.1)%	17,888	16,084	11.2%	65.9%	61.8%
Charlotte	11,101	10,740	3.4%	3,445	3,878	(11.2)%	7,656	6,862	11.6%	69.3%	63.9%
Southeast US Subtotal	38,425	36,770	4.5%	12,881	13,824	(6.8)%	25,544	22,946	11.3%	66.9%	62.4%

Midwest United States:
Chicago	16,365	15,904	2.9%	8,049	8,889	(9.4)%	8,316	7,015	18.5%	51.1%	44.2%
Minneapolis	6,436	6,086	5.8%	2,348	2,278	3.1%	4,088	3,808	7.4%	65.8%	64.8%
Midwest US Subtotal	22,801	21,990	3.7%	10,397	11,167	(6.9)%	12,404	10,823	14.6%	55.2%	49.8%

Same Store Total / Average	$220,409	$210,499	4.7%	$84,640	$84,890	(0.3)%	$135,769	$125,609	8.1%	62.7%	60.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 21

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary - Sequential Quarter
($ in thousands) (unaudited)

	Total Revenue			Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q3 2017	Q3 2017	Q2 2017	Change	Q3 2017	Q2 2017	Change	Q3 2017	Q2 2017	Change	Q3 2017	Q2 2017
Western United States:
Southern California (1)	$27,854	$27,104	2.8%	$9,061	$9,593	(5.5)%	$18,793	$17,511	7.3%	68.1%	65.2%
Northern California (1)	13,968	13,800	1.2%	5,062	5,387	(6.0)%	8,906	8,413	5.9%	69.0%	65.8%
Seattle	17,544	17,436	0.6%	6,194	6,196	—%	11,350	11,240	1.0%	69.6%	69.4%
Phoenix	17,021	16,994	0.2%	4,877	4,714	3.5%	12,144	12,280	(1.1)%	71.8%	72.9%
Las Vegas	3,987	3,899	2.3%	1,139	1,093	4.2%	2,848	2,806	1.5%	73.7%	73.9%
Western US Subtotal (1)	80,374	79,233	1.4%	26,333	26,983	(2.4)%	54,041	52,250	3.4%	69.7%	68.3%

Florida:
South Florida	33,220	33,304	(0.3)%	16,019	15,596	2.7%	17,201	17,708	(2.9)%	52.0%	53.4%
Tampa	21,349	21,420	(0.3)%	9,266	8,753	5.9%	12,083	12,667	(4.6)%	57.3%	59.7%
Orlando	15,371	15,269	0.7%	6,107	5,922	3.1%	9,264	9,347	(0.9)%	60.7%	61.7%
Jacksonville	8,869	8,847	0.2%	3,637	3,547	2.5%	5,232	5,300	(1.3)%	59.5%	60.3%
Florida Subtotal	78,809	78,840	—%	35,029	33,818	3.6%	43,780	45,022	(2.8)%	56.0%	57.5%

Southeast United States:
Atlanta	27,324	27,071	0.9%	9,436	9,531	(1.0)%	17,888	17,540	2.0%	65.9%	65.2%
Charlotte	11,101	11,170	(0.6)%	3,445	3,427	0.5%	7,656	7,743	(1.1)%	69.3%	69.7%
Southeast US Subtotal	38,425	38,241	0.5%	12,881	12,958	(0.6)%	25,544	25,283	1.0%	66.9%	66.5%

Midwest United States:
Chicago	16,365	16,436	(0.4)%	8,049	7,842	2.6%	8,316	8,594	(3.2)%	51.1%	52.8%
Minneapolis	6,436	6,437	—%	2,348	2,134	10.0%	4,088	4,303	(5.0)%	65.8%	69.2%
Midwest US Subtotal	22,801	22,873	(0.3)%	10,397	9,976	4.2%	12,404	12,897	(3.8)%	55.2%	57.3%

Same Store Total / Average (1)	$220,409	$219,187	0.6%	$84,640	$83,735	1.1%	$135,769	$135,452	0.2%	62.7%	62.9%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 22

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary - YoY Year-To-Date
($ in thousands) (unaudited)

	Total Revenue			Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2017	YTD 2017	YTD 2016	Change	YTD 2017	YTD 2016	Change	YTD 2017	YTD 2016	Change	YTD 2017	YTD 2016
Western United States:
Southern California	$81,633	$77,262	5.7%	$26,934	$24,413	10.3%	$54,699	$52,849	3.5%	67.6%	68.5%
Northern California	41,356	38,589	7.2%	15,116	13,953	8.3%	26,240	24,636	6.5%	68.6%	69.0%
Seattle	51,997	48,510	7.2%	18,707	18,505	1.1%	33,290	30,005	10.9%	68.9%	66.4%
Phoenix	50,693	47,880	5.9%	14,162	14,111	0.4%	36,531	33,769	8.2%	72.6%	70.6%
Las Vegas	11,733	11,166	5.1%	3,296	3,419	(3.6)%	8,437	7,747	8.9%	73.9%	70.6%
Western US Subtotal	237,412	223,407	6.3%	78,215	74,401	5.1%	159,197	149,006	6.8%	69.5%	68.7%

Florida:
South Florida	99,346	96,680	2.8%	46,299	45,963	0.7%	53,047	50,717	4.6%	53.6%	52.5%
Tampa	63,789	61,263	4.1%	26,216	26,669	(1.7)%	37,573	34,594	8.6%	59.4%	56.5%
Orlando	45,579	43,150	5.6%	17,771	17,850	(0.4)%	27,808	25,300	9.9%	61.4%	58.7%
Jacksonville	26,309	25,574	2.9%	10,443	10,327	1.1%	15,866	15,247	4.1%	60.7%	59.6%
Florida Subtotal	235,023	226,667	3.7%	100,729	100,809	(0.1)%	134,294	125,858	6.7%	57.5%	55.5%

Southeast United States:
Atlanta	80,996	77,585	4.4%	27,924	28,206	(1.0)%	53,072	49,379	7.5%	65.9%	63.7%
Charlotte	33,204	32,055	3.6%	10,336	11,068	(6.6)%	22,868	20,987	9.0%	69.2%	65.5%
Southeast US Subtotal	114,200	109,640	4.2%	38,260	39,274	(2.6)%	75,940	70,366	7.9%	66.9%	64.2%

Midwest United States:
Chicago	49,130	47,694	3.0%	23,488	22,695	3.5%	25,642	24,999	2.6%	52.6%	52.5%
Minneapolis	19,204	18,226	5.4%	6,612	6,565	0.7%	12,592	11,661	8.0%	67.8%	66.3%
Midwest US Subtotal	68,334	65,920	3.7%	30,100	29,260	2.9%	38,234	36,660	4.3%	56.8%	56.3%

Same Store Total / Average	$654,969	$625,634	4.7%	$247,304	$243,744	1.5%	$407,665	$381,890	6.7%	63.3%	61.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 23

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Net Effective Rental Rate Growth - Q3 2017
	Renewal	New	Blended
	Leases	Leases	Average
Western United States:
Southern California	7.0%	6.7%	6.9%
Northern California	7.3%	9.2%	8.0%
Seattle	7.6%	6.6%	7.2%
Phoenix	6.6%	6.5%	6.5%
Las Vegas	3.8%	5.4%	4.4%
Western US Average	6.9%	7.0%	6.9%

Florida:
South Florida	4.1%	1.5%	3.1%
Tampa	4.8%	1.4%	3.4%
Orlando	5.3%	5.0%	5.2%
Jacksonville	3.5%	1.9%	2.8%
Florida Average	4.5%	2.2%	3.6%

Southeast United States:
Atlanta	3.9%	3.3%	3.7%
Charlotte	3.1%	3.3%	3.2%
Southeast US Average	3.7%	3.3%	3.5%

Midwest United States:
Chicago	2.3%	(4.0)%	(0.4)%
Minneapolis	4.0%	1.3%	3.0%
Midwest US Average	2.8%	(2.7)%	0.5%

Same Store Total / Average	5.0%	3.4%	4.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 24

Supplemental Schedule 6

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q3 2017	Q3 2016	YTD 2017	YTD 2016
Property management expense (GAAP)	$10,852	$7,715	$31,436	$22,638
Adjustments:
Share-based compensation expense (1)	(2,695)	(46)	(8,004)	(299)
Adjusted property management expense	$8,157	$7,669	$23,432	$22,339

Adjusted G&A Expense	Q3 2017	Q3 2016	YTD 2017	YTD 2016
G&A expense (GAAP)	$27,462	$18,811	$104,154	$49,579
Adjustments:
Share-based compensation expense (2)	(9,309)	(4,665)	(56,460)	(12,724)
IPO related expenses	—	(4,081)	(8,287)	(4,081)
Merger and transaction-related costs	(4,944)	—	(4,944)	—
Severance expense	20	(377)	(417)	(2,285)
Adjusted G&A expense	$13,229	$9,688	$34,046	$30,489

(1)
For Q3 2017, includes $1,424 related to post-IPO grants and $1,271 related to IPO and pre-IPO grants. For YTD 2017, includes $1,592 related to post-IPO grants and $6,412 related to IPO and pre-IPO grants. For Q3 2016 and YTD 2016, consists entirely of IPO and pre-IPO grants.

(2)
For Q3 2017, includes $4,151 related to post-IPO grants and $5,158 related to IPO and pre-IPO grants. For YTD 2017, includes $5,241 related to post-IPO grants and $51,219 related to IPO and pre-IPO grants. For Q3 2016 and YTD 2016, consists entirely of IPO and pre-IPO grants.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 25

Supplemental Schedule 7

Acquisitions and Dispositions — Q3 2017
(unaudited)
	As of					As of
	6/30/2017	Q3 2017 Acquisitions (1)		Q3 2017 Dispositions (2)		9/30/2017
	Homes	Homes	Avg. Estimated	Homes	Average	Homes
	Owned	Acq.	Invested Basis	Sold	Sales Price	Owned
Western United States:
Southern California	4,625	12	$506,535	6	$305,333	4,631
Northern California	2,857	9	365,773	9	240,333	2,857
Seattle	3,203	51	362,219	8	266,856	3,246
Phoenix	5,425	33	266,522	15	147,163	5,443
Las Vegas	959	3	280,255	1	156,000	961
Western US Subtotal	17,069	108	347,032	39	217,777	17,138

Florida:
South Florida	5,591	7	306,848	21	204,948	5,577
Tampa	4,900	27	276,066	12	181,025	4,915
Orlando	3,707	41	253,298	12	212,208	3,736
Jacksonville	1,958	—	—	5	186,796	1,953
Florida Subtotal	16,156	75	266,493	50	199,133	16,181

Southeast United States:
Atlanta	7,293	51	208,882	7	147,986	7,337
Charlotte	3,110	36	254,560	14	167,126	3,132
Southeast US Subtotal	10,403	87	227,783	21	160,746	10,469

Midwest United States:
Chicago	2,915	—	—	17	202,588	2,898
Minneapolis	1,182	—	—	1	89,000	1,181
Midwest US Subtotal	4,097	—	—	18	196,278	4,079

Total / Average	47,725	270	$286,236	128	$198,114	47,867

(1)
Estimated stabilized cap rates on acquisitions during the quarter averaged 5.4%. Stabilized cap rate represents forecast nominal NOI for the twelve months following stabilization, divided by estimated invested basis.

(2)	Cap rates on dispositions during the quarter averaged 0.6%. Disposition cap rate represents actual NOI recognized in the twelve months prior to the month of disposition, divided by sales price.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 26

Supplemental Schedule 8

History of Same Store Total Cost to Maintain (Gross)
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016

Operating expense (gross):
R&M OpEx	$11,582	$10,340	$8,728	$9,492	$10,837
Turn OpEx	6,814	7,112	5,592	5,319	7,497
Total operating expense	18,396	17,452	14,320	14,811	18,334

Capital expenditure:
R&M CapEx	8,165	7,316	5,602	6,326	9,651
Turn CapEx	4,298	3,498	2,640	2,820	3,469
Total capital expenditure	12,463	10,814	8,242	9,146	13,120

Total cost to maintain (gross):
R&M OpEx + CapEx	19,747	17,656	14,330	15,818	20,488
Turn OpEx + CapEx	11,112	10,610	8,232	8,139	10,966
Total cost to maintain	$30,859	$28,266	$22,562	$23,957	$31,454

Per Home ($)	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016

Operating expense (gross):
R&M OpEx	$271	$242	$204	$222	$253
Turn OpEx	159	166	131	124	175
Total operating expense	430	408	335	346	428

Capital expenditure:
R&M CapEx	191	171	131	148	226
Turn CapEx	100	82	61	66	81
Total capital expenditure	291	253	192	214	307

Total cost to maintain (gross):
R&M OpEx + CapEx	462	413	335	370	479
Turn OpEx + CapEx	259	248	192	190	256
Total cost to maintain	$721	$661	$527	$560	$735

Per Turn Spend ($, Gross)	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016
Avg. OpEx per turn	$1,623	$1,793	$1,742	$1,604	$1,725
Avg. CapEx per turn	1,023	882	823	850	798
Avg. total spend per turn	$2,646	$2,675	$2,565	$2,454	$2,523

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 27

Supplemental Schedule 9

2017 Guidance (1)
(unaudited)

	FY 2017	Previous
Net Income (Loss), Core FFO, and AFFO per Share Guidance (2)	Guidance	Guidance
Core FFO per share - diluted	$0.98 - $1.02	$0.96 - $1.04
AFFO per share - diluted	$0.82 - $0.86	$0.80 - $0.88

	FY 2017	Previous
Same Store Guidance	Guidance	Guidance
Revenue Growth	4.7% - 4.9%	4.75% - 5.25%
Operating Expense Growth	1.4% - 1.6%	1.50% - 2.00%
NOI Growth	6.8% - 7.2%	6.50% - 7.50%
Core NOI margin	63.5% - 64.0%	63.0% - 64.0%

(1)	Guidance does not take into consideration the closing of the proposed merger with Starwood Waypoint Homes.

(2)
Core FFO and AFFO guidance is for operating results for the full year from January 1, 2017 through December 31, 2017, and assumes that estimated weighted average shares outstanding from February 1, 2017 through December 31, 2017 were outstanding for the full year 2017.

The Company has updated its FY 2017 Same Store revenue growth guidance to 4.7% - 4.9% from 4.75 - 5.25% previously. The majority of the decrease at the midpoint is attributable to Hurricane Irma's temporary interruption of leasing activity in Florida and Atlanta during the third quarter of 2017.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store revenue growth, Same Store operating expense growth, Same Store NOI growth, and Same Store Core NOI margin to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2017 Earnings Release and Supplemental Information - page 28

Glossary and Reconciliations

Glossary:

Average Estimated Invested Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated upfront renovation expense for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents the average of the contracted monthly rent for occupied properties in an identified population of homes for the relevant period and reflects rent concessions amortized over the life of the related lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the number of days that the homes available for lease in such population were occupied, divided by (ii) the total number of available days in the measurement period for the homes in that population.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by total revenues, net of resident recoveries attributable to such population.

EBITDA and Adjusted EBITDA
EBITDA and Adjusted EBITDA are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss (computed in accordance with GAAP) before the following items: interest expense; income tax expense; and depreciation and amortization. Adjusted EBITDA is defined as EBITDA before the following items: share-based compensation expense; IPO related expenses, merger and transaction-related costs, impairment and other; acquisition costs; gain (loss) on sale of property, net of tax; and interest income and other miscellaneous income and expenses. EBITDA and Adjusted EBITDA are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA and Adjusted EBITDA as measures of performance.

The GAAP measure most directly comparable to EBITDA and Adjusted EBITDA is net income or loss. EBITDA and Adjusted EBITDA are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA and Adjusted EBITDA may not be comparable to the EBITDA and Adjusted EBITDA of other companies due to the fact that not all companies use the same definitions of EBITDA and Adjusted EBITDA. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income or loss (computed in accordance with GAAP) excluding net gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated partnerships and joint ventures.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and

Q3 2017 Earnings Release and Supplemental Information - page 29 amortization, impairment on depreciated real estate investments, as well as gains or losses related to sales of previously depreciated homes, from GAAP net income or loss.

The GAAP measure most directly comparable to FFO is net income or loss. FFO is not used as a measure of our liquidity and should not be considered an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our FFO may not be comparable to the FFO of other companies due to the fact that not all companies use the same definition of FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies.

We believe that Core FFO and Adjusted FFO are also meaningful supplemental measures of our operating performance for the same reasons as FFO and are further helpful to investors as they provides a more consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period. We define Core FFO as FFO adjusted for noncash interest expense related to amortization of deferred financing costs and discounts related to our financing arrangements, noncash interest expense for derivatives, share-based compensation expense, IPO related expenses, merger and transaction-related costs, severance expenses, casualty losses, net, and acquisition costs, as applicable. We define Adjusted FFO as Core FFO less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality of our homes.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies.

Please see Supplemental Schedule 1 for a reconciliation of GAAP net income (loss) to FFO, Core FFO, and Adjusted FFO.

Net Effective Rental Rate Growth
Net effective rental rate growth for any home represents the difference between the monthly rent from an expiring lease and the monthly rent from the next lease, in each case, net of any amortized concessions. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home. Blended net effective rental rate growth represents the blended average of net effective rental rate growth for both new and renewal leases.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs and marketing). NOI excludes: interest expense; depreciation and amortization; general and administrative expense; property management expense; impairment and other; acquisition costs; (gain) loss on sale of property, net of tax; and interest income and other miscellaneous income and expenses.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store portfolio.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to NOI for our total portfolio and NOI for our Same Store portfolio.

Q3 2017 Earnings Release and Supplemental Information - page 30

Northern California
Northern California includes Modesto, CA, Napa, CA, Oakland-Fremont-Hayward, CA, Sacramento-Arden-Arcade-Roseville, CA, San Jose-Sunnyvale-Santa Clara, CA, Stockton-Lodi, CA, Vallejo-Fairfield, CA and Yuba City, CA.

PSF
PSF means per square foot.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, homes that have been stabilized (defined as homes that have (i) completed an upfront renovation and (ii) entered into at least one post-renovation Invitation Homes lease) for at least 90 days prior to the first day of the prior-year measurement period and excludes homes that have been sold and homes that have been designated for sale but have not yet entered into a written sale agreement during such reporting period. Same Store portfolios are established as of January 1st of each calendar year. Therefore, any home included in the Same Store portfolio will have satisfied the conditions described in clauses (i) and (ii) above prior to October 3rd of the year prior to the first year of the comparison period. We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

South Florida
South Florida includes Fort Lauderdale-Pompano Beach-Deerfield Beach, FL, Key West, FL, Miami-Miami Beach-Kendall, FL and West Palm Beach-Boca Raton-Delray Beach, FL.

Southern California
Southern California includes Anaheim-Santa Ana-Irvine, CA, Los Angeles-Long Beach-Glendale, CA, Oxnard-Thousand Oaks-Ventura, CA, Riverside-San Bernardino-Ontario, CA and San Diego-Carlsbad-San Marcos, CA.

Total Cost to Maintain
Total cost to maintain a home represents the sum of average maintenance and turnover expense per home (gross) and average capital expenditures per home, in each case before giving effect to any offsetting income received directly from residents or withheld out of resident security deposits.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes we own, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population. To the extent the measurement period shown is less than 12 months, the turnover rate will be reflected on an annualized basis.

Q3 2017 Earnings Release and Supplemental Information - page 31

Reconciliation of Non-GAAP Measures:

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues
(in thousands) (unaudited)

	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016
Total revenues (total portfolio) (1)	$243,536	$242,216	$238,750	$234,551	$233,038
Non-Same Store total revenues	(23,127)	(23,029)	(23,377)	(22,948)	(22,539)
Total revenues (Same Store portfolio) (2)	220,409	219,187	215,373	211,603	210,499
Resident recoveries (Same Store portfolio) (3)	(3,950)	(3,865)	(3,457)	(2,515)	(2,535)
Core revenues (Same Store portfolio)	$216,459	$215,322	$211,916	$209,088	$207,964

(1)	For the total portfolio, revenues are net of bad debt expense of $1,100, $898, $981, $1,329, and $1,219 for Q3 2017, Q2 2017, Q1 2017, Q4 2016, and Q3 2016, respectively.

(2)	For the Same Store portfolio, revenues are net of bad debt expense of $988, $805, $838, $1,147, and $1,086 for Q3 2017, Q2 2017, Q1 2017, Q4 2016, and Q3 2016, respectively.

(3)	For the total portfolio, resident recoveries were $4,353, $4,281, $3,851, $2,831, and $2,833 in Q3 2017, Q2 2017, Q1 2017, Q4 2016, and Q3 2016, respectively.

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues
(in thousands) (unaudited)

	YTD 2017	YTD 2016
Total revenues (total portfolio) (1)	$724,502	$688,036
Non-Same Store total revenues	(69,533)	(62,402)
Total revenues (Same Store portfolio) (2)	654,969	625,634
Resident recoveries (Same Store portfolio)	(11,272)	(7,403)
Core revenues (Same Store portfolio) (3)	$643,697	$618,231

(1)	For the total portfolio, revenues are net of bad debt expense of $2,979 and $3,521 for YTD 2017 and YTD 2016, respectively.

(2)	For the Same Store portfolio, revenues are net of bad debt expense of $2,631 and $3,206 for YTD 2017 and YTD 2016, respectively.

(3)	For the total portfolio, resident recoveries were $12,486 and $8,134 in YTD 2017 and YTD 2016, respectively.

Q3 2017 Earnings Release and Supplemental Information - page 32

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses
(in thousands) (unaudited)

	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016
Property operating and maintenance expenses (total portfolio)	$93,267	$92,840	$88,168	$89,833	$94,246
Non-Same Store operating expenses	(8,627)	(9,105)	(9,239)	(10,075)	(9,356)
Operating expenses (Same Store portfolio)	84,640	83,735	78,929	79,758	84,890
Resident recoveries (Same Store portfolio)	(3,950)	(3,865)	(3,457)	(2,515)	(2,535)
Core operating expenses (Same Store portfolio)	$80,690	$79,870	$75,472	$77,243	$82,355

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses
(in thousands) (unaudited)

	YTD 2017	YTD 2016
Property operating and maintenance expenses (total portfolio)	$274,275	$270,494
Non-Same Store operating expenses	(26,971)	(26,750)
Operating expenses (Same Store portfolio)	247,304	243,744
Resident recoveries (Same Store portfolio)	(11,272)	(7,403)
Core operating expenses (Same Store portfolio)	$236,032	$236,341

Q3 2017 Earnings Release and Supplemental Information - page 33

Reconciliation of Net Income (Loss) to NOI, Same Store NOI, and Same Store Core NOI Margin
(in thousands) (unaudited)

	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016
Net income (loss) available to common shareholders	$(22,745)	$5,420	$(42,391)	$(26,649)	$(21,949)
Net income (loss) available to participating securities	235	109	—	—	—
Interest expense	56,796	57,358	68,572	76,883	68,365
Depreciation and amortization	67,466	67,515	67,577	69,420	66,480
General and administrative	27,462	18,426	58,266	19,523	18,811
Property management expense	10,852	9,135	11,449	7,855	7,715
Impairment and other	14,572	706	1,204	2,565	1,279
Acquisition costs	—	—	—	8	—
Gain on sale of property, net of tax	(3,756)	(10,162)	(14,321)	(5,412)	(2,966)
Other	(613)	869	226	525	1,057
NOI (total portfolio)	150,269	149,376	150,582	144,718	138,792
Non-Same Store NOI	(14,500)	(13,924)	(14,138)	(12,873)	(13,183)
NOI (Same Store portfolio)	$135,769	$135,452	$136,444	$131,845	$125,609

Core revenues (Same Store portfolio)	$216,459	$215,322	$211,916	$209,088	$207,964
Core NOI margin (Same Store portfolio)	62.7%	62.9%	64.4%	63.1%	60.4%

Reconciliation of Net Income (Loss) to NOI, Same Store NOI, and Same Store Core NOI Margin
(in thousands) (unaudited)

	YTD 2017	YTD 2016
Net income (loss) available to common shareholders	$(59,716)	$(51,590)
Net income (loss) available to participating securities	344	—
Interest expense	182,726	209,165
Depreciation and amortization	202,558	198,261
General and administrative	104,154	49,579
Property management expense	31,436	22,638
Impairment and other	16,482	1,642
Acquisition costs	—	42
Gain on sale of property, net of tax	(28,239)	(13,178)
Other	482	983
NOI (total portfolio)	450,227	417,542
Non-Same Store NOI	(42,562)	(35,652)
NOI (Same Store portfolio)	$407,665	$381,890

Core revenues (Same Store portfolio)	$643,697	$618,231
Core NOI margin (Same Store portfolio)	63.3%	61.8%

Q3 2017 Earnings Release and Supplemental Information - page 34

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(in thousands) (unaudited)

	Q3 2017	Q3 2016	% Change	YTD 2017	YTD 2016	% Change
Net income (loss) available to common shareholders	$(22,745)	$(21,949)		$(59,716)	$(51,590)
Net income (loss) available to participating securities	235	—		344	—
Interest expense	56,796	68,365		182,726	209,165
Depreciation and amortization	67,466	66,480		202,558	198,261
EBITDA	101,752	112,896		325,912	355,836
Share-based compensation expense	12,004	4,711		64,464	13,023
IPO related expenses	—	4,081		8,287	4,081
Merger and transaction-related costs	4,944	—		4,944	—
Impairment and other	14,572	1,279		16,482	1,642
Acquisition costs	—	—		—	42
Gain on sale of property, net of tax	(3,756)	(2,966)		(28,239)	(13,178)
Other	(613)	1,057		482	983
Adjusted EBITDA	$128,903	$121,058	6.5%	$392,332	$362,429	8.3%

Reconciliation of Net Debt / Annualized Adjusted EBITDA
(in thousands, except for ratio) (unaudited)

As of
September 30, 2017
Mortgage loans, net	$4,157,024
Term loan facility, net	1,487,251
Total Debt per Balance Sheet	5,644,275
Retained and repurchased certificates	(234,052)
Cash, ex-security deposits	(198,813)
Deferred financing costs	29,719
Unamortized discount on note payable	3,433
Net Debt (A)	$5,244,562

For the Three
Months Ended
September 30, 2017
Adjusted EBITDA (B)	$128,903

Annualized Adjusted EBITDA (C = B x 4)	$515,612

Net debt / annualized Adjusted EBITDA (A / C)	10.2	x

(1)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

Q3 2017 Earnings Release and Supplemental Information - page 35

Reconciliation of Fixed Charge Coverage Ratio
(in thousands, except for ratio) (unaudited)

	For the Three
	Months Ended
	September 30, 2017
Interest expense	$56,796
Noncash interest expense	(3,473)
Fixed charges (A)	$53,323

Adjusted EBITDA (B)	$128,903

Fixed charge coverage ratio (B / A)	2.4	x

Q3 2017 Earnings Release and Supplemental Information - page 36